Exhibit 10.1

DIRECTORS AND OFFICERS

UTSTARCOM, INC.

STOCK OPTION AGREEMENT

1.                                       Grant of Option. The Administrator of UTStarcom, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named in the Certificate of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase a total number of shares of Common Stock (the “Shares”) as set forth in the Certificate of Stock Option Grant, at the exercise price per share set forth in the Certificate of Stock Option Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the UTStarcom, Inc. 1997 Stock Plan (the “Plan”) adopted by Company, which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

If designated in the Certificate of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code ( the “Code”). Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

2.                                       Exercise of Option.

(a)                                  Right to Exercise.  This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Certificate of Stock Option Grant and with applicable provisions of the Plan and this Option Agreement.

(b)                                 Method of Exercise. This Option shall be exercisable by delivery of a Cash Letter of Authorization, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by Company.  The Cash Letter of Authorization shall be accompanied by payment of the aggregate Exercise Price as to All Exercised Shares.  This Option shall be deemed to be exercised upon receipt by Company of such fully executed Cash Letter of Authorization accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may be listed.  Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

3.                                       Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash or check; (b) consideration received by Company under a formal cashless exercise program adopted by Company in connection with the Plan; or (c) surrender of other shares which (i) either have been owned by Optionee and not subject to a substantial risk of forfeiture for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from

Company, and (ii) have a fair value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised.

4.                                       Restrictions on Exercise.  This Option may not be exercised until such time as the Plan has been approved by the shareholders of Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation.

5.                                       Non-Transferability of Option.  This Option may not be transferred or assigned in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

6.                                       Term of Option. This Option may be exercised only within the terms set out in the Certificate of Stock Option Grant and may be exercised during such term only in accordance with the Plan and the terms of this Option.

7.                                       Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event Optionee’s status as a Service Provider terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in the Certificate of Stock Option Grant), exercise the Option to the extent otherwise so entitled at the date of such termination.  To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified within, the Option shall terminate.

8.                                       Death of Optionee. The Option may be exercised at any time within twelve (12) months after Optionee’s death (but in no event later than the date of expiration of the term of this Option), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee could exercise the Option at the date of death.

9.                                       Change of Control.  Notwithstanding the provisions of Section 6 above, in the event Optionee’s status as a Service Provider is terminated following a Change of Control (defined below), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in the Certificate of Stock Option Grant), exercise the Option to the extent otherwise so entitled at the date of such termination.  To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified within, the Option shall terminate.

For purposes of this Section 9, a “Change of Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the

Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets.

10.                                 Tax Obligations.

(a)                                  Withholding Taxes.  Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise.  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)                                 Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, Optionee will immediately notify the Company in writing of such disposition.  Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee.

11.                                 Entire Agreement; Governing Law. The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of Company and Optionee with respect to the subject matter hereof and may not be modified adversely to Optionee’s interest, except by means of a writing signed by Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING OPTIONEE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE RIGHT OF COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING OPTIONEE) TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provision thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify Company upon any change in his or her residence address.